PERFORMANCE CALCULATION

                      COLONIAL International Horizons Fund - CLASS C



                             Inception Date: 8/1/97


                                 SINCE INCEPTION
                               8/1/97 TO 10/31/97

                                 Standard                      Non-Standard
                                 --------                      ------------

         Initial Inv.              $1,000.00                    $1,000.00

         Amt. Invested             $1,000.00                    $1,000.00
         Initial NAV                  $15.91                       $15.91
         Initial Shares               62.854                       62.854

         Shares From Dist.             0.000                        0.000
         End of Period NAV            $15.22                       $15.22

         CDSC                          0.95%
         Total Return                 -5.29%                       -4.34%

         Average Annual
          Total Return                   N/A                          N/A